Exhibit 10.12(c)

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (“Agreement”) is made as of January 8, 2015, by and between the parties listed as Creditors on the signature pages hereto (together, the “Creditor”), and heartland bank, an Arkansas state bank (“Agent”), for the benefit of the Lenders (defined below).

Recitals

A. LILIS ENERGY, INC., a Nevada corporation (“Borrower”) has requested and/or obtained certain loans or other credit accommodations from Lenders to Borrower which are or may be from time to time secured by assets and property of Borrower.

B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

C. In order to induce Lenders to extend credit to Borrower and, at any time or from time to time, at Lenders’ option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Lenders may deem advisable, Creditor is willing to subordinate: (i) all of Borrower’s indebtedness to Creditor (including, without limitation, principal, interest, fees, charges, costs and expenses), whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Lenders under that certain Credit Agreement (the “Credit Agreement”) dated of even date herewith by and between Borrower, Agent and the lenders from time to time a party thereto (each a “Lender”; and collectively, the “Lenders”); and (ii) all of Creditor’s security interests, if any, to all of Agent’s, for the benefit of the Lenders, security interests in the Collateral (as defined in the Credit Agreement; and herein referred to as the “Collateral”).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Creditor hereby consents to the Senior Debt (defined below) and the security interests and liens securing the same and agrees that neither incurrence of the Senior Debt nor the granting or existence of the security interests and liens securing the same shall constitute a default under the Subordinated Debt and any of the documents or agreements evidencing the same.

2. Except as set forth below, Creditor subordinates to Agent and to the Lenders any security interest or lien that Creditor may have in any Collateral. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Agent, for the benefit of the Lenders, the security interest of Agent, for the benefit of the Lenders, in the Collateral, shall at all times be senior to the security interest of Creditor. Notwithstanding the foregoing or any other provision of this Agreement, until the earliest of (a) the date the Triggering Event (as defined on Schedule 2 hereto) shall occur, (b) the date a Creditor Default (as defined on Section 4 below) shall occur, or (c) May 31, 2015 (the “Conversion Date”), Creditor shall maintain any senior security interest or lien that Creditor may have on the date hereof and may hereafter continue until the Conversion Date in the Retained Interests (as defined on Schedule 2, attached hereto and made a part hereof).

Subordination Agreement (Lilis Energy)

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3. Except as set forth in this Agreement, all Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Agent and to the Lenders now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Credit Agreement (the “Senior Debt”).

4. Except as set forth in this Agreement, Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower (“Enforcement Action”), until such time as the Senior Debt is fully paid in cash unless, in each case (i) an event of default shall have occurred and be continuing under any one or more agreements between and among a Creditor, the Borrower and/or any of their respective subsidiaries which would entitle such Creditor to take such action (each, a “Creditor Default”), (ii) such Creditor shall have provided the Lender written notice of the occurrence of each such Creditor Default and that it intends to take an Enforcement Action (each, a “Creditor Enforcement Action Notice”), and (iii) a period of at least 30 days shall have elapsed after the receipt by the Lender of the respective Creditor Enforcement Action Notice. Notwithstanding anything herein to the contrary, nothing under this Agreement shall restrict in any way (a) each Creditor’s right to receive shares of the Borrower’s common stock in satisfaction of principal, interest or other obligations owed to the Creditors, including but not limited shares issuable upon conversion of the Subordinated Debt and exercise of other securities issued in connection therewith and satisfaction or settlement of other obligations of the Borrower to the Creditors, (b) each Creditor’s right to seek specific performance to receive shares of the Borrower’s common stock in satisfaction of principal, interest or other obligations owed to the Creditors, and (c) so long as no Event of Default (as defined in the Credit Agreement) has occurred and is continuing, (1) each Creditor’s right to receive regularly scheduled interest payments on the Subordinated Debt and (2) each Creditor’s right to receive payment of liquidated damages, buy-in compensation and other fees and expenses required to be paid pursuant to the Subordinated Debt documents in connection with the Borrower’s failure to perform its obligations under the Subordinated Debt documents. Notwithstanding the foregoing, the Creditor may (i) subject to the subordinations set forth in this Agreement, file proofs of claim against the Borrower in any proceeding involving the Borrower; or (ii) file necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of any Subordinated Debt; provided, that any such claim shall be subject to this Agreement.

5. Except as set forth under this Agreement, Creditor shall promptly deliver to Agent, for the benefit of the Lenders, in the form received (except for endorsement or assignment by Creditor where required by Agent) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

Subordination Agreement (Lilis Energy)

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6. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Agent’s and the Lenders’ claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor; provided, however that nothing in this Agreement prohibits or limits the right of Creditor to receive and retain any debt or equity securities of Borrower or any Person that are issued by a reorganized Borrower that are distributed to Creditor in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan in connection with any such proceeding and that are subject to the subject to the terms of this Agreement.

7. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. Agent, upon the instruction of the Majority Lenders, shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral except in accordance with the terms of the Senior Debt. Upon written notice from Agent to Creditor of Agent's agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Agent (or by Borrower with consent of Agent, upon the instruction of the Majority Lenders), Creditor shall be deemed to have also, automatically and simultaneously, released its lien on such Collateral, and Creditor shall upon written request by Agent, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Creditor fails to release its lien as required hereunder, Creditor hereby appoints Agent as attorney in fact for Creditor with full power of substitution to release Creditor's liens as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable.

8. Upon any distribution of any of the assets of Borrower or any of the Subordinated Debt Collateral in connection with any dissolution, winding up, liquidation, arrangement or reorganization of Borrower, or any other person or entity, or upon any assignment for the benefit of creditors or any other marshalling of the assets and/or liabilities of Borrower or otherwise, Agent is irrevocably authorized (in its own name or in the name of Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive all such payments, dividends and distributions referred to in this Section 8, give acquittances therefor, file claims, proofs of claim and take such other actions (including without limitation, voting the Subordinated Debt) as it may deem necessary or advisable. Agent is granted a power of attorney by Creditor with full power of substitution to execute and file such documentation and take any other action Agent may deem advisable to accomplish the foregoing if Creditor has not done so within thirty (30) days of the deadline for such action, and to protect Agent’s interest in the Subordinated Debt and its right of enforcement thereof. Such power being coupled with an interest is irrevocable.

Subordination Agreement (Lilis Energy)

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9. Agent shall have the option to make advances and provide financing in the future to Borrower or to a receiver, trustee or other fiduciary appointed by a court in any insolvency or court proceeding for Borrower or to Borrower as a debtor-in-possession on such terms and conditions and in such amounts as Agent and Lenders may, in their sole discretion, decide in connection therewith. Creditor consents to the financing of Borrower or such fiduciary or debtor-in-possession after any such insolvency or court proceeding and agrees that such financing shall be included within the Senior Debt and the subordination and other restrictions and provisions of this Agreement shall be applicable thereto. Creditor agrees that it will not object to or oppose a sale or other disposition of any property securing all or any part of the Senior Debt free and clear of security interests, liens or other claims of Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Agent has consented to such sale or disposition. Creditor agrees not to asset any right it may have to “adequate protection” of Creditor’s interest in any Subordinated Debt Collateral in any proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any of the Subordinated Debt Collateral without the prior written consent of Agent.

10. Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt reasonably requested by Agent in connection with any such insolvency or court proceeding and hereby irrevocably authorizes, empowers and appoints Agent, as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Creditor promptly to do so prior to thirty (30) days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such insolvency or court proceeding upon the failure of Creditor to do so prior to fifteen (15) days before the expiration of the time to vote any such claim; provided, however, that Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim.

11. Each Creditor, severally and not jointly with the other Creditors, represents and warrants to Agent that:

(i) To the knowledge of such Creditor, there is no event of default or event which with the giving of notice, passage of time or both would constitute an event of default existing under the Subordinated Debt.

(ii) Such Creditor is the owner and holder of the Subordinated Note, which has not been transferred or encumbered. The copy of the Subordinated Note attached hereto is a true and complete copy of such note, which has not been amended or modified.

(iii) The Subordinated Debt is secured solely by the collateral more particularly set forth on Schedule 1, attached hereto (the “Subordinated Debt Collateral”).

(iv) This Agreement has been duly executed and delivered by such Creditor and constitutes the valid and binding obligation of such Creditor, enforceable in accordance with its terms. No consent, approval or authorization of or designation, declaration or filing with any governmental authority is required in connection with the execution, delivery or performance by Creditor of this Agreement. This Agreement constitutes the legal, valid and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms.

Subordination Agreement (Lilis Energy)

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12. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Agent or any Lender for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Agent, for the benefit of the Lenders, all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Creditor agrees that it shall not assert any such defenses or rights.

13. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Agent and each Lender. Subject to Section 12 above, this Agreement shall remain effective until the Senior Debt has been paid in full and all obligations of any Lender to advance funds to Borrower under the Credit Agreement have been terminated. This Agreement is solely for the benefit of Creditor, Agent and the Lenders and not for the benefit of Borrower or any other party. If the Senior Debt is refinanced by another lender or group of lenders on substantially similar terms or another lender or group of lenders acquires the Agent’s and Lenders’ interest in the Senior Debt, this Agreement shall inure to the benefit of such other lender or lenders with the same force and effect as if such other lender or lenders were originally the “Lenders” under the Credit Agreement.

14. Creditor hereby agrees to execute such documents and/or take such further action as Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Agent.

15. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of NEW YORK; provided that AGENT AND THE LenderS shall retain all rights under federal law. This Agreement has been entered into in pulaski county, arkansas, and is performable for all purposes in pulaski county, arkansas.

17. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Agent or any Lender or Borrower in entering into this Agreement and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Agent, upon the approval of the Majority Lenders.

[Signature page follows.]

Subordination Agreement (Lilis Energy)

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:

LILIS, INC.,
a Nevada corporation

By:	/s/ Abraham Mirman
Name:	Abraham Mirman
Title:	CEO

Address for Notices: 1900 Grant Street #920 Denver, CO 80203 Attn: Chief Financial Officer

Subordination Agreement (Lilis Energy)

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CREDITORS:

T.R. Winston & Company, LLC, a Delaware limited liability company

/s/ G. Tyler Runnels
Name:	G. Tyler Runnels
Title:	Chairman & CEO

EZ Colony Partners, LLC, a Delaware limited liability company

/s/ Bryan Ezralow
Name:	Bryan Ezralow as Trustee of the Marc
Ezralow 1994 Trust
Title:	Manager and Member

Jonathan & Nancy Glaser Family Trust DTD 12/16/1998 Jonathan M. Glaser and Nancy E. Glaser TTEES

/s/ Jonathan Glaser
Name:	Jonathan Glaser
Title:	Trustee

Wallington Investment Holdings, Ltd.

/s/ Pierre Caland
Name:	Pierre Caland
Title:	Director

Steven B. Dunn and Laura Dunn Revocable Trust DTD 10/28/10, Steven B. Dunn & Laura Dunn TTEES

/s/ Steven B. Dunn
Name:	Steven B. Dunn
Title:	Trustee

G. Tyler Runnels and Jasmine N. Runnels TTEES The Runnels Family Trust DTD 1-11-2000

/s/ G. Tyler Runnels
Name:	G. Tyler Runnels
Title:	Trustee

EMSE, LLC,
a Delaware limited liability company

/s/ Bryan Ezralow
Name:	Bryan Ezralow
Title:	Trustee

Address for Notices (all Creditors):
T.R. Winston & Company, LLC
2049 Century Park East
Suite 320
Los Angeles, CA 90067

Subordination Agreement (Lilis Energy)

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AGENT:

HEARTLAND BANK,

By:	/s/ Phil Thomas
Name:	Phil Thomas
Title:	CLO/EVP

Address for Notices: One Information Way, Suite 105 Little Rock, Arkansas 72202 Telephone No.: 501-734-0125 Attention: Greg White Email: gwhite@rockfncl.com

Subordination Agreement (Lilis Energy)

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SCHEDULE 1

COLLATERAL

Subordination Agreement (Lilis Energy)

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SCHEDULE 2

SENIOR COLLATERAL

The Hydrocarbon Interests represented by the following leases (the “Retained Interests”):

●

For the purposes of this Agreement, “Triggering Event” shall mean the conclusion, by final, non-appealable judgment or negotiated settlement approved by the applicable court, of the ongoing disagreement between Borrower and Great Western Oil & Gas Company, and their respective affiliates, including the Creditor, regarding the Retained Interests.

Subordination Agreement (Lilis Energy)

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